Exhibit 99.1

Solaris Oilfield Infrastructure Announces Second Quarter 2020 Results

Second Quarter 2020 Highlights

●	Net loss of $(5.5) million, or $(0.20) per diluted Class A share, for the quarter ended June 30, 2020; Adjusted pro forma net income of $(7.0) million, or $(0.16) per diluted share for the quarter ended June 30, 2020 (see below for a reconciliation of adjusted pro forma net income to net income attributable to Solaris)

●	Adjusted EBITDA of $(0.4) million for the quarter ended June 30, 2020

●	Net cash provided by operating activities of $22.6 million for the quarter ended June 30, 2020

●     Positive free cash flow of $21.8 million for the quarter ended June 30, 2020

●	Paid a regular quarterly dividend of $0.105 per share on June 16, 2020

HOUSTON, July 30, 2020 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the second quarter 2020.

Operational Update and Outlook

During the second quarter 2020, an average of 20 mobile proppant management systems were fully utilized, a 76% decrease from the 83 fully utilized systems averaged in the first quarter of 2020. The decrease in fully utilized systems was primarily due to a sharp decline in active hydraulic fracturing crews that began in March and bottomed in May as oil and gas operators reduced budgets and activity in response to lower oil and gas demand and prices. Activity has since increased and the Company expects activity could increase by 35-45% sequentially in the third quarter 2020 as many operators resume a modest level of completions activity.

“I’m pleased that the Solaris team was able to respond quickly to the global pandemic pressures and produce a near breakeven Adjusted EBITDA result at what we believe was the bottom of the cycle while continuing to generate significant free cash flow.” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “While the pace and the ultimate level of this recovery are still unknown, we are encouraged by the modest return to activity we are seeing from our customers. Our debt free balance sheet, ample cash and liquidity allow us to continue offering our customers the highest level of service quality and vendor dependability while continuing to invest in our business and return cash to shareholders.”

Second Quarter 2020 Financial Review

Solaris reported a net loss of $(5.5) million, or $(0.20) per diluted Class A share, for second quarter 2020, compared to a net loss of ($19.1) million, or $(0.65) per diluted Class A share, in first quarter 2020 and net income of $13.3 million, or $0.42 per diluted Class A share, in second quarter 2019. Adjusted pro forma net income for second quarter 2020 was $(7.0) million, or $(0.16) per fully diluted share, compared to adjusted pro forma net income in first quarter 2020 of $7.7 million, or $0.17 per fully diluted share, and $18.0 million, or $0.38 per fully diluted share in second quarter 2019.

Adjusted EBITDA for second quarter 2020 was $(0.4) million, compared to adjusted EBITDA of $18.0 million in first quarter 2020 and $32.5 million in second quarter 2019.

Revenues were $9.3 million for second quarter 2020, which were down 80% from first quarter 2020 and down 85% compared to second quarter 2019.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in second quarter 2020 were $0.9 million compared to capital expenditures of $0.7 million during first quarter 2020. The Company expects capital expenditures for full year 2020 to be $5-$10 million.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during second quarter 2020 was $21.8 million, which represented the sixth consecutive quarter of positive free cash flow for the Company.

As of June 30, 2020, the Company had approximately $63.6 million of cash on the balance sheet, which reflects approximately $1.40 per fully diluted share of available cash. The Company’s $50.0 million credit facility remains undrawn.

Shareholder Returns

On May 18, 2020, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on June 16, 2020 to holders of record as of June 2, 2020. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 7 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $63 million in cash to shareholders through dividends and share repurchases since December of 2018.

Conference Call

The Company will host a conference call to discuss its second quarter 2020 results on Friday, July 31, 2020 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10146188. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant and chemical systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale, the STACK/SCOOP formation, the Marcellus and Utica Shales, the Haynesville Shale, the Rockies and the Bakken Shale. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
Revenue
System rental	$5,463	$39,740	$26,059	$31,522	$77,088
System services	3,419	19,031	20,957	24,376	30,468
Transloading services	264	4,881	465	729	10,714
Inventory software services	192	449	349	542	955
Total revenue	9,339	64,101	47,830	57,169	119,225
Operating costs and expenses
Cost of system rental (excluding depreciation and amortization)	823	2,552	2,013	2,836	4,899
Cost of system services (excluding depreciation and amortization)	6,013	21,675	24,130	30,143	35,294
Cost of transloading services (excluding depreciation and amortization)	202	689	337	540	1,399
Cost of inventory software services (excluding depreciation and amortization)	122	165	145	267	300
Depreciation and amortization	6,671	6,622	7,114	13,785	12,967
Selling, general and administrative (excluding depreciation and amortization)	3,967	5,006	4,406	8,373	9,034
Impairment loss	—	—	47,828	47,828	—
Other operating expenses (1)	2,274	69	1,198	3,472	282
Total operating cost and expenses	20,072	36,778	87,171	107,244	64,175
Operating income (loss)	(10,733)	27,323	(39,341)	(50,075)	55,050
Interest income (expense), net	(35)	(656)	111	76	(767)
Total other income (expense)	(35)	(656)	111	76	(767)
Income (loss) before income tax expense	(10,768)	26,667	(39,230)	(49,999)	54,283
Provision (benefit) for income taxes	(1,272)	4,158	(6,078)	(7,350)	8,339
Net income (loss)	(9,496)	22,509	(33,152)	(42,649)	45,944
Less: net (income) loss related to non-controlling interests	3,956	(9,234)	14,071	18,026	(20,352)
Net income (loss) attributable to Solaris	$(5,540)	$13,275	$(19,081)	$(24,623)	$25,592

Earnings per share of Class A common stock - basic	$(0.20)	$0.42	$(0.65)	$(0.85)	$0.85
Earnings per share of Class A common stock - diluted	$(0.20)	$0.42	$(0.65)	$(0.85)	$0.85

Basic weighted average shares of Class A common stock outstanding	28,638	30,609	29,312	28,975	29,326
Diluted weighted average shares of Class A common stock outstanding	28,638	30,644	29,312	28,975	29,387

1)	Other operating expenses are primarily related to credit losses, loss on sale of assets and costs associated with workforce reductions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$63,632	$66,882
Accounts receivable, net of allowances for credit losses of $1,076 and $339 as of June 30, 2020 and December 31, 2019, respectively	11,160	38,554
Prepaid expenses and other current assets	4,809	5,002
Inventories	1,016	7,144
Total current assets	80,617	117,582
Property, plant and equipment, net	255,539	306,583
Non-current inventories	3,555	—
Operating lease right-of-use assets	4,738	7,871
Goodwill	13,004	17,236
Intangible assets, net	3,372	3,761
Deferred tax assets	58,478	51,414
Other assets	545	625
Total assets	$419,848	$505,072
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,998	$3,824
Accrued liabilities	6,333	14,447
Current portion of payables related to Tax Receivable Agreement	—	1,416
Current portion of operating lease liabilities	579	596
Current portion of finance lease liabilities	30	30
Other current liabilities	75	74
Total current liabilities	11,015	20,387
Operating lease liabilities, net of current	7,499	7,855
Finance lease liabilities, net of current	115	130
Payables related to Tax Receivable Agreement	68,132	66,582
Other long-term liabilities	607	460
Total liabilities	87,368	95,414
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 28,673 shares issued and outstanding as of June 30, 2020 and 30,928 shares issued and 30,765 shares outstanding as of December 31, 2019	287	308
Class B common stock, $0.00 par value, 180,000 shares authorized, 15,839 shares issued and outstanding as of June 30, 2020 and 180,000 shares authorized, 15,939 issued and outstanding as of December 31, 2019	—	—
Additional paid-in capital	178,511	191,843
Retained earnings	31,516	74,222
Treasury stock (at cost), 0 shares and 163 shares as of June 30, 2020 and December 31, 2019, respectively	—	(2,526)
Total stockholders' equity attributable to Solaris and members' equity	210,314	263,847
Non-controlling interest	122,166	145,811
Total stockholders' equity	332,480	409,658
Total liabilities and stockholders' equity	$419,848	$505,072

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended		Three Months Ended
	6/30/20	6/30/19	6/30/20
Cash flows from operating activities:
Net (loss) income	$(42,649)	$45,944	$(9,496)
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	13,785	12,967	6,671
Loss on disposal of asset	1,402	284	1,345
Allowance for credit losses	1,633	—	740
Stock-based compensation	2,656	2,040	1,327
Amortization of debt issuance costs	88	665	44
Deferred income tax expense	(7,369)	7,880	(1,594)
Impairment loss	47,828	—	—
Other	(145)	(169)	(168)
Changes in assets and liabilities:
Accounts receivable	25,760	(4,597)	36,001
Prepaid expenses and other assets	(217)	1,990	(760)
Inventories	(533)	(3,296)	354
Accounts payable	147	(4,661)	(3,037)
Accrued liabilities	(8,063)	4,696	(8,808)
Deferred revenue	—	(6,304)	—
Net cash provided by operating activities	34,323	57,439	22,619
Cash flows from investing activities:
Investment in property, plant and equipment	(1,558)	(28,717)	(859)
Cash received from insurance proceeds	713	38	687
Net cash used in investing activities	(845)	(28,679)	(172)
Cash flows from financing activities:
Share repurchases	(26,717)	—	6
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(9,507)	(9,515)	(4,752)
Payments under finance leases	(18)	(18)	(9)
Payments under insurance premium financing	—	(932)	—
Proceeds from stock option exercises	64	294	9
Payments for shares withheld for taxes from RSU vesting and cancelled	(96)	—	(96)
Payments related to purchase of treasury stock	(454)	(730)	—
Payments related to debt issuance costs	—	(197)	—
Repayment of senior secured credit facility	—	(13,000)	—
Net cash used in financing activities	(36,728)	(24,098)	(4,842)
Net decrease in cash and cash equivalents	(3,250)	4,662	17,605
Cash and cash equivalents at beginning of period	66,882	25,057	46,027
Cash and cash equivalents at end of period	$63,632	$29,719	$63,632
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$316	$372	$155
Capitalized stock based compensation	135	96	65
Property and equipment additions incurred but not paid at period-end	6	829	(159)
Property, plant and equipment additions transferred from inventory	356	4,939	127
Financing:
Insurance premium financing	—	1,812	—
Cash paid for:
Interest	66	183	33
Income taxes	813	663	813

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019

Net income (loss)	$(9,496)	$22,509	$(33,152)	$(42,649)	$45,944
Depreciation and amortization	6,671	6,622	7,114	13,785	12,967
Interest (income) expense, net	35	656	(111)	(76)	767
Income taxes (1)	(1,272)	4,158	(6,078)	(7,350)	8,339
EBITDA	$(4,062)	$33,945	$(32,227)	$(36,290)	$68,017
Stock-based compensation expense (2)	1,326	1,178	1,329	2,656	2,040
Loss on disposal of assets	1,345	71	68	1,413	284
Credit losses	740	—	711	1,451	—
Impairment loss	—	—	47,828	47,828	—
Severance expense and other	211	—	331	542	—
Write-off of debt issuance costs (3)	—	528	—	—	528
Transload contract termination (4)	—	(3,169)	—	—	(6,303)
Adjusted EBITDA	$(440)	$32,553	$18,040	$17,600	$64,566

1)	Federal and state income taxes.

2)	Represents stock-based compensation expense related to restricted stock awards.

3)	Write-off of certain unamortized debt issuance costs when the Amended and Restated Credit Agreement, dated as of January 19, 2018, was replaced in its entirety by the Agreement 2019 Credit Agreement.

4)	Deferred revenue related to full termination of a sand storage and transloading agreement; no deferred revenue balance remained as of December 31, 2019.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
Numerator:
Net income (loss) attributable to Solaris	$(5,540)	$13,275	$(19,081)	$(24,623)	$25,592
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	(3,956)	9,234	(14,071)	(18,026)	20,352
Transload contract termination (2)	—	(3,169)	—	—	(6,303)
Loss on disposal of assets	1,345	71	68	1,413	284
Credit losses	740	—	711	1,451	—
Impairment loss	—	—	47,828	47,828	—
Severance expense and other	211	—	331	542	—
write-off of debt issuance costs (3)	—	528	—	—	528
Income tax (benefit) expense (4)	182	(1,937)	(8,101)	(7,920)	(3,973)
Adjusted pro forma net income (loss) (4)	$(7,018)	$18,002	$7,685	$666	$36,480
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	28,638	30,644	29,312	28,975	29,387
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	16,616	16,936	16,614	16,615	18,044
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	45,254	47,580	45,926	45,590	47,431
Adjusted pro forma earnings per share - diluted (4)	$(0.16)	$0.38	$0.17	$0.01	$0.77

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)	Deferred revenue related to full termination of a sand storage and transloading agreement; no deferred revenue balance remained as of December 31, 2019.

(3)	Write-off of certain unamortized debt issuance cost related to lenders under the 2018 Credit Agreement which are no longer parties to the 2019 Credit Agreement.

(4)	The Company revised Credit losses, Income tax (benefit) expense, Adjusted pro forma net income and Adjusted pro forma earnings per share for the quarter ended March 31, 2020 to $0.7 million, $(8.1) million, $7.7 million and $0.17 from the previously published $0.0 million, $0.3 million, $14.8 million and $0.32, respectively, following the correction of an inadvertent omission of credit losses and error to reflect the tax impact related to Impairment loss.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com